UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2006

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On July 18, 2006, Arbitron Inc. (the "Company") received written notice dated July 14, 2006 of the resignation of Erica Farber as a director of the Company, effective immediately. Ms. Farber is Publisher and Chief Executive Officer of Radio & Records. In anticipation of the impending acquisition of Radio & Records by VNU, Ms. Farber indicated to the Company that she believes it is in the best interest of both companies for her to relinquish her seat on the Arbitron board. Ms. Farber’s resignation was not the result of any disagreement with the Company related to its operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

17.1 Resignation Letter of Erica Farber dated July 14, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

July 19, 2006	By:	/s/ Dolores L. Cody

Name: Dolores L. Cody
Title: Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

17.1	Resignation Letter of Erica Farber dated July 14, 2006